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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of Select Income REIT on Form S-3 of our report dated March 27, 2014, relating to the consolidated financial statements and financial statement schedule of Cole Corporate Income Trust, Inc. appearing in the Current Report on Form 8-K filed by Select Income REIT with the U.S. Securities and Exchange Commission on November 26, 2014, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP Deloitte & Touche LLP Phoenix, Arizona November 26, 2014

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  Exhibit 23.2